Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Names Glen Herrick as Director

FAIRMONT, W.Va.) January 24, 2025 – The Board of Directors of MVB Financial Corp. (“MVBF” or “MVB Financial”) (Nasdaq: MVBF) has announced the appointment of Glen W. Herrick as a Member of the Board.

“MVB is pleased to have Glen join the MVB Board of Directors. With his career focus on leading strategy, finance, investing, planning, forecasting, investor relations and corporate development efforts as a Chief Financial Officer in the banking, specialty finance, capital markets and Fintech sectors, he will provide valuable expertise to the Board as we pursue the growth vehicles of MVB’s strategic plan,” said W. Marston “Marty” Becker, Chairman, MVBF Board of Directors.

Herrick brings more than three decades of experience on both sides of the bank-Fintech partnership relationship. For the past year, he has served as a senior advisor for an advisory group. Prior to that, Herrick was Chief Financial Officer of Pathward Financial, fka MetaBank, a leading BaaS firm providing payments, deposit products, consumer lending and commercial finance solutions. While there he also founded Pathward Ventures, which has successfully made early- and mid-stage investments in financial technology firms. Before his 11 years at Pathward, he spent 20 years at Wells Fargo, where he served in various finance, treasury, risk management and compliance roles. As the Senior Vice President of Corporate Finance & Treasury he led resolution and recovery planning for the company, among other responsibilities. Herrick also served as the CFO of Wells Fargo’s $34 billion Education Finance Division, providing strategic leadership during a period of unprecedented growth. Earlier in his career, he spent time as an industrial engineer at Ingersoll-Rand and served multiple global assignments as an officer in the U.S. Army.

Herrick graduated from the United States Military Academy at West Point with a B.S. in Engineering Management, holds an MBA from the University of South Dakota and graduated from the Stonier Graduate

School of Banking. He serves on the boards of Central Bank (IA), a family-owned community banking organization with $2.3 billion in assets, the South Dakota Folds of Honor, the First Tee of South Dakota and Augustana University’s School of Business, where he co-created the university’s first Fintech academic major.

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About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-Looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this earnings release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.